EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Arena Resources, Inc.

As independent registered public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 14, 2005, except for Note 2 to the financial statements, as to which the date is December 21, 2005, with respect to the financial statements of Arena Resources, Inc. which appear in Arena Resources, Inc.’s Annual Report on Form 10-KSB/A Amendment No. 2 for the year ended December 31, 2004.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 23, 2004 with respect to the statements of oil and gas revenues and direct operating costs of the East Hobbs San Andres Property interests acquired which appear in Arena Resources, Inc.'s Form SB-2 filed on August 10, 2004.

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 5, 2005 with respect to the statements of oil and gas revenues and direct operating costs of the Fuhrman-Mascho Property interest which appear in Arena Resources, Inc.’s Form 8-K filed on March 7, 2005.

We also consent to the use of our name and the reference to us in the “Experts” section of the Registration Statement.

/s/ Hansen, Barnett & Maxwell

HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
February 14, 2006